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                                    Exhibit 5





                                              April 18, 2001


Life Investors Insurance Company of America
4333 Edgewood Rd NE
Cedar Rapids, Iowa 52499

                      Re: Life Investors Variable Life Account A File No. 333-93567

Gentlemen:

        We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of Post-Effective Amendment No. 2 to the Form S-6 registration statement for Life Investors Variable Life Account A (File No. 333-93567). In giving this consent, we do not admit that we are in the category of persons who consent is required under Section 7 of the Securities Act of 1933.

                                            Sincerely,

                                            SUTHERLAND ASBILL & BRENNAN LLP



                                            By:  /s/ Stephen E. Roth
                                                ------------------------------
                                                   Stephen E. Roth, Esq.